           As filed with the Securities and Exchange Commission on May 30, 1997

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------


                              CALIBER SYSTEM, INC.
               (Exact name of registrant as specified in charter)


                    Ohio                                34-1365496
        (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
      of Incorporation or Organization)


                     3925 Embassy Parkway, Akron, Ohio 44333
   (Address, including ZIP Code, of registrant's principal executive offices)


                    CALIBER SYSTEM, INC. 401(k) SAVINGS PLAN
                            (Full title of the plan)

                               John E. Lynch, Jr.
                       Vice President, General Counsel and
                                    Secretary
                              Caliber System, Inc.
                              3925 Embassy Parkway
                                Akron, Ohio 44333
                                 (330) 665-5646
    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)


                                          CALCULATION OF REGISTRATION FEE
================================================================================================================
Title of securities            Amount           Proposed maximum           Proposed maximum         Amount of
     to be                      to be            offering price                aggregate          registration
   registered(1)            registered(2)         per share(3)             offering price(3)         fee(3)
-----------------------------------------------------------------------------------------------------------------


Shares of Common
Stock without par             2,225,000              $ 32.25                 $71,756,250            $21,744.32
value

(1) Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered pursuant to the Caliber System, Inc. 401(k) Savings Plan.

(2) The total number of shares of common stock reserved and available for distribution. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) The registration fee has been calculated in accordance with Rule 457(h) based on the average of the high and low prices of the common stock without par value reported on the New York Stock Exchange on May 22, 1997, which average was $32.25.


                                     PART II


         Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-52605 on Form S-8 filed by Caliber System, Inc. (formerly Roadway Services, Inc., the "Company") with the Securities and Exchange Commission on March 10, 1994 and amended by Post-Effective Amendment No. 1 to such Registration Statement filed by the Company on December 28, 1995 are incorporated herein by reference. The Caliber System, Inc. Stock Savings and Retirement Income Plan and Trust was renamed the Caliber System, Inc. 401(k) Savings Plan (the "Plan") effective July 1, 1996. Effective October 1, 1996, the Financial Security Plan and Trust and the Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan merged into the Plan pursuant to an Instrument Merging Plans and Trusts.


ITEM 8.  EXHIBITS.

         4.1 Second Amended Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

         4.2 Restated Amended Code of Regulations of the Company effective May 10, 1989 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

         4.3 Caliber System, Inc. and Keybank National Association Rights Agreement dated August 22, 1996 including Form of Rights Certificate (Exhibit A) and Summary of Rights (Exhibit B) (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K dated August 22, 1996 and Form 8-K/A dated September 12, 1996, and incorporated herein by reference).

         4.4      Caliber System, Inc. 401(k) Savings Plan.

                  (a) Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust (filed as Exhibit 4(c) to Post-Effective Amendment No. 1 to Registration Statement No. 33-52605 filed by the Company on December 28, 1995, and incorporated herein by reference).

                  (b) Amendment No. 1 to Roadway Services, Inc. Stock Savings Retirement Income Plan and Trust (filed as
                           Exhibit 4(d) to Post-Effective Amendment No. 1 to Registration Statement No. 33-52605 filed by the Company on December 28, 1995, and incorporated herein by reference).

                  (c) Amendment No. 2 to Roadway Services, Inc. Stock Savings Retirement Income Plan and Trust.

                  (d) Amendment No. 3 to Roadway Services, Inc. Stock Savings Retirement Income Plan and Trust.

                  (e) Amendment No. 4 to Caliber System, Inc. Stock Savings and Retirement Income Plan and Trust.

                  (f)      The Financial Security Plan and Trust.

                  (g)      Amendment No. 1 to the Financial Security Plan and
                           Trust.

                  (h)      Amendment No. 2 to the Financial Security Plan and
                           Trust.

                  (i) Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan.

                  (j) Amendment No. 1 to Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan.

                  (k) Amendment No. 2 to Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan.

                  (l) Amendment No. 3 to Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan.

                  (m)      Instrument Merging Plans and Trusts.

         23       Consent of Independent Auditors.

         24.1     Power of Attorney on behalf of the Company.

         24.2     Power of Attorney on behalf of the Plan.


         UNDERTAKING:

         The undersigned registrant has submitted the Plan and any amendments thereto to the Internal Revenue Service and has made all changes required by the Internal Revenue Service in order to qualify the Plan.

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AKRON, STATE OF OHIO, ON THIS 30TH DAY OF MAY 1997.


                                     CALIBER SYSTEM, INC.



                             By:  /s/ John E. Lynch, Jr.
                                 ------------------------------------------
                             Name:    John E. Lynch, Jr.
                             Title:   Vice President, General Counsel and
                                      Secretary

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



    Signature                                        Title                         Date
    ---------                                        -----                         ----


* /s/  Daniel J. Sullivan                Director, Chairman, President and      May  30, 1997
  ------------------------------         Chief Executive Officer
  Daniel J. Sullivan                     (Principal Executive Officer)


* /s/  Louis J. Valerio                  Senior Vice President-Finance and      May  30, 1997
  ------------------------------         Chief Financial Officer
  Louis J. Valerio                       (Principal Financial Officer)



* /s/  Kathryn W. Dindo                  Vice President and Controller          May  30, 1997
  ------------------------------         (Principal Accounting Officer)
  Kathryn W. Dindo


* /s/  George B. Beitzel                 Director                               May  30, 1997
  ------------------------------
  George B. Beitzel


* /s/  Richard A. Chenoweth              Director                               May  30, 1997
  ------------------------------
  Richard A. Chenoweth


* /s/  Norman C. Harbert                 Director                               May  30, 1997
  ------------------------------
  Norman C. Harbert


* /s/  Harry L. Kavetas                  Director                               May  30, 1997
  ------------------------------
  Harry L. Kavetas


* /s/  Charles R. Longsworth             Director                               May  30, 1997
  ------------------------------
  Charles R. Longsworth


* /s/  G. James Roush                    Director                               May  30, 1997
  ------------------------------
  G. James Roush


* /s/  H. Mitchell Watson, Jr.           Director                               May  30, 1997
  ------------------------------
  H. Mitchell Watson, Jr.



           *This registration statement has been signed on behalf of the above officers and directors by John E. Lynch, Jr., Vice President, General Counsel and Secretary of the Company, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.


DATED:  May 30, 1997                    By:  /s/ John E. Lynch, Jr.
                                          ------------------------------------
                                          John E. Lynch, Jr., Attorney-in-Fact

         THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PLAN HAS CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED, IN THE CITY OF AKRON, STATE OF OHIO, ON THIS 30TH DAY OF MAY 1997.


                                    CALIBER SYSTEM, INC. 401(k) SAVINGS PLAN



                                   * By:    /s/  Donald C. Brown
                                            ----------------------------------
                                     Name:  Donald C. Brown
                                     Title: Member of the 401(k) Savings Plan
                                            Administrative Committee



                                   * By:    /s/  John P. Chandler
                                            ----------------------------------
                                     Name:  John P. Chandler
                                     Title: Member of the 401(k) Savings Plan
                                            Administrative Committee



                                   * By:    /s/  Thomas R. Warren
                                            ----------------------------------
                                     Name:  Thomas R. Warren
                                     Title: Member of the 401(k) Savings Plan
                                            Administrative Committee



        *This registration statement has been signed on behalf of the Caliber System, Inc. 401(k) Savings Plan through its Administrative Committee Members by John E. Lynch, Jr., Vice President, General Counsel and Secretary of the Company, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit
24.2 to this registration statement.


DATED:  May 30, 1997                   By:  /s/ John E. Lynch, Jr.
                                            ----------------------------------
                                            John E. Lynch, Jr., Attorney-in-Fact

                                  EXHIBIT INDEX

   Exhibit                             Exhibit
   Number                              Description
   ------                              -----------


     4.1 Second Amended Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

     4.2 Restated Amended Code of Regulations of the Company effective May 10, 1989 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for year ended December 31, 1992, and incorporated herein by reference).

     4.3 Caliber System, Inc. and Keybank National Association Rights Agreement dated August 22, 1996 including Form of Rights Certificate (Exhibit A) and Summary of Rights (Exhibit B) (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K dated August 22, 1996 and Form 8-K/A dated September 12, 1996, and incorporated herein by reference).

     4.4          Caliber System, Inc. 401(k) Savings Plan.

                  (a) Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust (filed as Exhibit 4(d) to Post-Effective Amendment No. 1 to Registration Statement No. 33-52605 filed by the Company on December 28, 1995, and incorporated herein by reference).

                  (b) Amendment No. 1 to Roadway Services, Inc. Stock Savings Retirement Income Plan and Trust (filed as
                          Exhibit 4(c) to Post-Effective Amendment No. 1 to Registration Statement No. 33-52605 filed by the Company on December 28, 1995, and incorporated herein by reference).

                  (c) Amendment No. 2 to Roadway Services, Inc. Stock Savings Retirement Income Plan and Trust.

                  (d) Amendment No. 3 to Roadway Services, Inc. Stock Savings Retirement Income Plan and Trust.

                  (e) Amendment No. 4 to Caliber System, Inc. Stock Savings Retirement Income Plan and Trust.

                  (f)     The Financial Security Plan and Trust.

                  (g)     Amendment No. 1 to the Financial Security Plan and
                          Trust.

                  (h)     Amendment No. 2 to the Financial Security Plan and
                          Trust.

                  (i) Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan.

                  (j) Amendment No. 1 to Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan.

                  (k) Amendment No. 2 to Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan.

                  (l) Amendment No. 3 to Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan.

                  (m)     Instrument Merging Plans and Trusts.

       23         Consent of Independent Auditors.

       24.1       Power of Attorney on behalf of the Company.

       24.2       Power of Attorney on behalf of the Plan.